Exhibit 4.3





























                   PRENTICE HALL COMPUTER PUBLISHING DIVISION

                                 RETIREMENT PLAN

                      AS AMENDED THROUGH DECEMBER 31, 1994

                                TABLE OF CONTENTS
                                -----------------

                                             Section  Page
                                             -------  ----
ARTICLE I - DEFINITIONS                                2

ARTICLE II - PARTICIPATION


Eligibility . . . . . . . . . . . . . . . . .   2.1    11
Enrollment  . . . . . . . . . . . . . . . . .   2.2    11
Year of Service   . . . . . . . . . . . . . .   2.3    11
Break in Service  . . . . . . . . . . . . . .   2.4    12

ARTICLE III - PARTICIPANT'S CONTRIBUTIONS

Deferred Contributions  . . . . . . . . . . .   3.1    13
Nondeferred Contributions . . . . . . . . . .   3.2    14
Change in Contributions Rate  . . . . . . . .   3.3    14
Frequency . . . . . . . . . . . . . . . . . .   3.4    14
Discontinued Contributions  . . . . . . . . .   3.5    14
Limits on Actual Deferral Percentage on
  Deferred Contributions  . . . . . . . . . .   3.6    15
Definition of Highly Compensated Employee . .   3.7    15
Return of Excess Contribution . . . . . . . .   3.8    17
Return of Excess Deferral . . . . . . . . . .   3.9    17
Rollovers and Direct Transfers  . . . . . . .   3.10   17

ARTICLE IV - COMPANY CONTRIBUTIONS

Company Matching Contributions  . . . . . . .   4.1    19
Company Retirement Contribution . . . . . . .   4.2    19
Contribution Limitations  . . . . . . . . . .   4.3    19
Payment . . . . . . . . . . . . . . . . . . .   4.4    19
Limits on Actual Contribution Percentage of
  Company Matching Contributions and
  Nondeferred Contributions . . . . . . . . .   4.5    19

ARTICLE V - INVESTMENT OF PARTICIPANT'S AND
                   COMPANY CONTRIBUTIONS

Options . . . . . . . . . . . . . . . . . . .   5.1    21
Change in Investment Election . . . . . . . .   5.2    21
Transfer Among Funds  . . . . . . . . . . . .   5.3    21
Frequency . . . . . . . . . . . . . . . . . .   5.4    21

                                                Section  Page
                                                -------  ----
ARTICLE VI - INVESTMENT FUNDS FOR PARTICIPANTS
                     AND COMPANY CONTRIBUTIONS

Income Investment Fund  . . . . . . . . . . . . .  6.1    22
Equity Fund . . . . . . . . . . . . . . . . . . .  6.2    22
Viacom Inc. Stock Fund  . . . . . . . . . . . . .  6.3    22
Balanced Fund . . . . . . . . . . . . . . . . . .  6.4    22
Cash or Short-Term Investments  . . . . . . . . .  6.5    23
Collective Investment . . . . . . . . . . . . . .  6.6    23

ARTICLE VII - PARTICIPANT'S ACCOUNTS

Accounts  . . . . . . . . . . . . . . . . . . . .  7.1    24
Valuation of Accounts . . . . . . . . . . . . . .  7.2    24

ARTICLE VIII - VESTING

Company Contributions . . . . . . . . . . . . . .  8.1    25
Participant Contributions . . . . . . . . . . . .  8.2    25
Years of Employment . . . . . . . . . . . . . . .  8.3    25
Amendments to Vesting Schedule  . . . . . . . . .  8.4    26
Forfeiture of Non-Vesting Amount  . . . . . . . .  8.5    26

ARTICLE IX - WITHDRAWALS WHILE EMPLOYED

Nondeferred Contribution Account  . . . . . . . .  9.1    27
Deferred Contribution Account . . . . . . . . . .  9.2    27
Financial Hardship  . . . . . . . . . . . . . . .  9.3    27
Replacement . . . . . . . . . . . . . . . . . . .  9.4    29

ARTICLE X - DISTRIBUTION OF RETIREMENT
            BENEFITS

Time and Manner of Distribution . . . . . . . . . 10.1    30
Latest Commencement of Payments . . . . . . . . . 10.2    32
Termination of Employment . . . . . . . . . . . . 10.3    33
Transfer to Another Qualified Plan  . . . . . . . 10.4    33
Direct Rollover Distributions . . . . . . . . . . 10.5    33

ARTICLE Xl - ADMINISTRATION OF THE PLAN

Powers, Duties and Responsibilities of the
  Company   . . . . . . . . . . . . . . . . . . . 11.1    35
Powers, Duties and Responsibilities of the
  Administrative Committee  . . . . . . . . . . . 11.2    35

                                                Section  Page
                                                -------  ----
Powers, Duties and Responsibilities of the
  Trustee . . . . . . . . . . . . . . . . . . . . 11.3    37
Powers, Duties and Responsibilities of the
  Investment Manager  . . . . . . . . . . . . . . 11.4    38
Liability and Indemnification . . . . . . . . . . 11.5    39
Allocation of Fiduciary Responsibilities  . . . . 11.6    40
Claims for Benefits . . . . . . . . . . . . . . . 11.7    40
Service of Legal Process  . . . . . . . . . . . . 11.8    41
Voting and Tender Rights With Respect to A
   Participant's Interest in The Common Stock
   of Paramount Communications Inc  . . . . . . . 11.9    41

ARTICLE XII - MANAGEMENT OF THE FUNDS

Trust Fund  . . . . . . . . . . . . . . . . . . . 12.1    42
Contributions . . . . . . . . . . . . . . . . . . 12.2    42
Disbursement of Funds . . . . . . . . . . . . . . 12.3    42

ARTICLE XIII - LIMITATIONS

Section 415 Limits  . . . . . . . . . . . . . . . 13.1    43
Other LimitS  . . . . . . . . . . . . . . . . . . 13.2    46

ARTICLE XIV - GENERAL PROVISIONS

Use . . . . . . . . . . . . . . . . . . . . . . . 14.1    47
Alienation  . . . . . . . . . . . . . . . . . . . 14.2    47
Merger  . . . . . . . . . . . . . . . . . . . . . 14.3    47
Distribution Upon SalE  . . . . . . . . . . . . . 14.4    48
Assumption of Risk  . . . . . . . . . . . . . . . 14.5    48
Amendment . . . . . . . . . . . . . . . . . . . . 14.6    48
Termination . . . . . . . . . . . . . . . . . . . 14.7    48
Governing Law . . . . . . . . . . . . . . . . . . 14.8    49
Masculine Gender  . . . . . . . . . . . . . . . . 14.9    49
Agent . . . . . . . . . . . . . . . . . . . . . . 14.10   49
Section Headings  . . . . . . . . . . . . . . . . 14.11   49

ARTICLE XV - PARTICIPATING AFFILIATED COMPANIES

Participating Companies . . . . . . . . . . . . . 15.1    50

                                                Section  Page
                                                -------  ----
ARTICLE XVI - SPECIAL TOP-HEAVY RULES REQUIRED
                      BY TEFRA

Purpose . . . . . . . . . . . . . . . . . . . . . 16.1    51
Determination of Top-Heaviness  . . . . . . . . . 16.2    51
Determination of Key Employee . . . . . . . . . . 16.3    51
Aggregation Rules . . . . . . . . . . . . . . . . 16.4    52
Special Vesting and Minimum Contribution Rules
  and Compensation Limitation Becoming Operative
  in the Event the Plan Becomes Top-Heavy . . . . 16.5    53
Cessation of Top-Heavy Status . . . . . . . . . . 16.6    54
Combined Plans  . . . . . . . . . . . . . . . . . 16.7    54


ARTICLE XVII - SIGNATURE                                  55

PRENTICE HALL COMPUTER PUBLISHING DIVISION RETIREMENT PLAN


     The Plan is intended to encourage thrift on the part of employees of Prentice Hall Inc. who are permanently assigned to the Prentice Hall Computer Publishing Division by allowing them to accumulate tax deferred savings and furnishing them an incentive through matching a portion of their savings with Company contributions.



     The Plan is a profit sharing plan intended to meet the requirements of
Section 401(a) of the Internal Revenue Code of 1986 (the Code).



     The Plan was established for employees of Prentice Hall Inc. who were participants in the Maxwell/Macmillan/ Pergamon Retirement Plan and were employees of Macmillan Computer Publishing Inc. upon its acquisition by Prentice Hall Inc. effective November 18, 1991, and for all other employees of Prentice Hall Inc. who are permanently assigned to the Division's operations in Indianapolis, Indiana. It is intended that the Plan and Trust will continue to qualify under Sections 401 and 501 of the Internal Revenue Code of 1986, as amended, and will continue to comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended.



     Effective July 7, 1994, Paramount Communications Inc., the parent company of Prentice Hall Inc., was acquired by Viacom Inc.

                                    ARTICLE I

                                   DEFINITIONS


     Section 1.1. "Account" means an account maintained for a Participant in the Trust Fund.


     Section 1.2.  "Accrued Benefit" means the balance in a Participant's
Account.


     Section 1.3. "Act" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.


     Section 1.4. (a) "Actual Contribution Percentage" means, for either the group of Highly Compensated Employees or Non-Highly Compensated Employees, the average of the following ratios for each Eligible Employee in the group: (i) Company Matching Contributions made for or by the Eligible Employee for the Plan Year to (ii) the Eligible Employee's Compensation for the Plan Year.

               (b) Notwithstanding the foregoing paragraph (a) and in accordance with applicable Internal Revenue Service regulations, the Actual Contribution Percentage for a Highly Compensated Employee who is eligible to participate in more than one plan sponsored by the Company or an Affiliated company to which employee or matching contributions are made shall be calculated by treating all such plans as one plan.


     Section 1.5. (a) "Actual Deferral Percentage" means, for either the group of Highly Compensated Employees or Non-Highly Compensated Employees, the average of the following ratios for each Eligible Employee in the group: (i) Deferred Contributions made by the Eligible Employee for the Plan Year to (ii) the Eligible Employee's Compensation for the Plan Year.

               (b) Notwithstanding the foregoing paragraph (a), and in accordance with applicable Internal Revenue Service regulations, the Actual Deferral Percentage for a Highly Compensated Employee who is eligible to participate in one or more cash or deferred arrangement sponsored by the

Company or an Affiliated Company shall be calculated by treating all such cash or deferred arrangements as one arrangement.


     Section 1.6. "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code applied to such Plan provisions and in such manner as the Secretary shall prescribe.


     Section 1.7. "Affiliated Company" means (i) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the
Code) with the Company; (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code; which includes the Company; and (iv) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.


     Section 1.8. "Annual Addition" means, with respect to any Plan Year for any Participant, the amount allocated to his or her Account under the Plan which consists of (i) the Company Contributions, (ii) Participant Contributions, (iii) amounts described in Code Sections 415(1)(1) relating to certain medical benefits and 419A(d)(A) relating to certain post-retirement benefits, and (iv) the Participant's Annual Additions under any other defined contribution plan maintained by the Company or Affiliated Company.


     Section 1.9.  "Beneficiary" means the following:
          (a) The term "Beneficiary" means the person or persons designated by the Participant, on a form prescribed by and filed with the Administrative Committee, to receive benefits under the Plan in the event of death. If no designation is made or if no designated person survives the Participant, "Beneficiary" shall mean the Participant's estate."

          (b) Notwithstanding the foregoing, in the case of a legally married Participant, the spouse to whom the Participant is married on the earlier of the Participant's benefit commencement date or death shall be deemed the designated "Beneficiary" unless the Member elects to waive such designation. Such waiver must be in writing, acknowledging its effect on the spouse, and such spouse must consent in writing to the waiver with the spouse's signature witnessed by a notary public."


     Section 1.10. "Board of Directors" means the Board of Directors of Prentice Hall Inc.


     Section 1.11. "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.


     Section 1.12. "Committee" means the Administrative Committee provided for in Article XI.


     Section 1.13. "Company" means Prentice Hall Inc. and any corporation which shall be its successor. The term "Company" shall not include any "Participating Affiliated Company" as defined in Section 1.41 except as provided in Article XV.


     Section 1.14. "Company Contributions" means all Contributions made by the Company, including Company Matching Contributions and Company Retirement Contributions.


     Section 1.15. "Company Matching Contributions" means the amounts the Company shall contribute into the Plan in accordance with Section 4.1.


     Section 1.16. "Company Matching Contributions Account" means the separate account maintained for a Participant to reflect his or her interest in the Trust Fund allowable to Company Matching Contributions made on his or her behalf.


     Section 1.17. "Company Retirement Contributions Account" means the separate account maintained for a Participant to reflect his or her interest in the Trust Fund attributable to Company Retirement Contributions made on his or her behalf.

     Section 1.18. "Company Retirement Contributions" means the amount the Company shall contribute into the Plan in accordance with Section 4.2.


     Section 1.19. "Compensation" means except when otherwise expressly provided in the Plan, compensation for services performed by an Employee which is currently includable in gross income as defined in Section 415(c)(3) of the Code.


     Section 1.20. "Deferred Contributions" means for any Plan Year that portion of an Eligible Employee's Compensation which he or she elects to defer and directs the Company to contribute to the Plan on his or her behalf, as provided in Section 3.1.


     Section 1.21. "Deferred Contributions Account" means the separate account maintained for a Participant to record his or her interest in the Trust Fund attributable to the Deferred Contributions made on his or her behalf.


     Section 1.22. "Division" means the Prentice Hall Computer Publishing Division of the Company.


     Section 1.23.  "Effective Date" of the Plan means November 18, 1991.


     Section 1.24. "Eligible Compensation" means the base salary payable by the Company to an Employee for his or her services in each Plan Year. Eligible Compensation, except as otherwise provided by a Participating Affiliated Company in its Adoption and Consent Agreement, excludes commissions, overtime premiums, bonuses, and Company Contributions to benefit plans other than the Deferred Contributions to the Plan which shall be included in Eligible Compensation. For Plan Years beginning prior to January 1, 1994, the maximum amount of Eligible Compensation which shall be taken into account for any purpose under the Plan is $200,000 (multiplied by the Adjustment Factor). Effective January 1, 1994, the amount of Eligible

Compensation which shall be taken into account for any purposes under the Plan shall not exceed $150,000, or the applicable annual compensation limitation in effect under Section 401(a)(17) of the Code, and the regulations and other guidance issued thereunder. The amount of Eligible Compensation for the initial Plan Year shall be determined by multiplying the Eligible Compensation for the 1991 calendar year by a fraction, the numerator of which is the number of days in the initial Plan Year and the denominator of which is 365.


     Section 1.25. "Eligible Employee" means any Employee who is eligible to participate in the Plan as provided for in Section 2.1, whether or not the Employee has elected to participate.


     Section 1.26. "Employee" means any person who is employed by the Company and permanently assigned to the Division provided, however, the term "Employee" shall exclude any employee whose terms and conditions of employment are negotiated with the Division or the Company by or through a collective bargaining organization that has in fact participated in good faith bargaining with the Division or the Company concerning retirement benefits for such employees unless the Company and such organization agree to make the Plan applicable to such employees. The term "employee" shall mean any employee of the Company or Affiliated Company.


     Section 1.27. "Enrollment Date" means the first day of any month except as otherwise provided by a Participating Affiliated Company in its Adoption and Consent Agreement.


     Section 1.28. "Excess Contribution" means any Company Matching Contribution or Participant's Contribution allocated to a Participant's Account in any Plan Year which exceeds the permitted Actual Deferral Percentage as provided in Section 3.7 or the permitted Actual Contribution Percentage as provided in Section 4.8.

     Section 1.29. "Excess Deferral" means the aggregate amount of Deferred Contributions in excess of $7,000 (multiplied by the Adjustment Factor) in any Plan Year made by a Participant under the Plan and elective deferrals or salary reductions amounts under plans of other employers.


     Section 1.30.  "Investment Fund" means each of the Funds as provided for in
Article VI.


     Section 1.31. "Investment Manager" means the individuals and/or other entity provided for in Section 11.4 who has acknowledged in writing that he/it is a fiduciary with respect to the Plan and who is registered as an investment adviser under the Investment Advisers Act of 1940; or a bank, as defined in such Act; or an insurance company qualified to manage, acquire or dispose of assets of pension plans.


     Section 1.32. "Highly Compensated Employee" means any Eligible Employee or former Eligible Employee who is highly compensated as defined in Section 3.8.


     Section 1.33.  "Hour of Service" means an Hour of Service as defined in
Section 2.3.


     Section 1.34.  "Key Employee" means a Key Employee as define in Section
16.3.


     Section 1.35.  "Limitation Year" means the calendar year.


     Section 1.36. "Nondeferred Contributions" means the Contributions made by the Participant pursuant to Section 3.2.


     Section 1.37. "Nondeferred Contributions Account" means the account maintained for a Participant to reflect his or her interest in the Trust Fund attributable to his or her Nondeferred Contribution.

     Section 1.38. "Non-Highly Compensated Employee" means any Eligible Employee who is not a Highly Compensated Employee.


     Section 1.39. "Participant" means any Eligible Employee who has elected to participate in the Plan in accordance with Section 2.1.


     Section 1.40. "Participation" means any period of employment commencing on the date on which a Participant first contributed to the Plan or to the Prior Plan.


     Section 1.41. "Participant's Contributions" means the Participant's Deferred Contributions and Nondeferred Contributions.


     Section 1.42. "Participating Affiliated Company" means any (i) Affiliated Company, (ii) Separate Operating Division or (iii) subsidiary company of which at least 50% of the voting stock is owned by the Company which elects to participate in the Plan with the approval of the Committee. If the Plan allows a Participating Affiliated Company to vary the terms of the Plan in its Adoption and Consent Agreement, the Participating Affiliated Company shall have no authority to impose any conditions which are more stringent (but which may be less stringent) then the minimum requirements of the Act and the Code.


     Section 1.43. "Plan" means the Prentice Hall Computer Publishing Division Retirement Plan as the same may be amended from time to time.


     Section 1.44. "Plan Administrator" means the Committee or any person or other entity who may be appointed to be the Plan Administrator by the Committee.


     Section 1.45. "Plan Year" means (i) for the initial Plan Year, the period beginning November 18, 1991 and ending December 31, 1991, and (ii) for each subsequent Plan Year, each 12 month period from January 1 through December 31.

     Section 1.46. "Retirement" means retirement of a Participant from the Company on account of age on or after his or her 65th birthday or on account of disability under the Company's Long-Term Disability Program.


     Section 1.47. "Separate Operating Division" means any business or corporation whose assets are purchased on and after the Effective Date by the Company or any Affiliated Company and which is operated as a separate operating division of the Company or Affiliated Company.


     Section 1.48.  "Trustee" means the trustee or trustees of the Trust Fund.


     Section 1.49. "Trust Fund" means the Trust Fund established pursuant to the agreement of trust entered into pursuant to the Plan by the Company and Trustee specified therein, for purposes of receiving and holding in trust the assets held under the Plan.


     Section 1.50.  "Valuation Date" means the last business day of each month.


     Section 1.51. "Vested Benefit" shall mean a nonforfeitable benefit provided under the Plan and credited to a Participant's account which cannot be divested for cause or any other reason.


     Section 1.52 "Viacom Stock" means shares of Class B common stock of Viacom Inc.


     Section 1.53. "Years of Employment" means Years of Employment as defined in Section 8.3.


     Section 1.54. "Year of Participation" shall mean each 12-month period of participation in the Plan commencing on the Participant's initial date of participation.

     Section 1.55.  "Year of Service" means a Year of Service as defined in
Section 2.3.

                                   ARTICLE II
                                  PARTICIPATION

Section 2.1. Eligibility.
             -----------


     (a) Each Employee who was employed by Macmillan Computer Publishing Inc. and was an active Participant in the Macmillan/Maxwell/ Pergamon Retirement
Plan on November 18, 1991 is automatically a Participant in the Plan on the Effective Date, provided he or she complies with the provisions of Sections 2.2.

     (b) Each other Employee shall be eligible to become a Participant as of the Enrollment Date coincident with or next following the date on which he or she has both attained age 21 and completed a Year of Service, except as otherwise provided by a Participating Affiliated Company in its Adoption and Consent Agreement which may limit an Employee to receive either a Company

Matching Contribution or Company Retirement contribution.


Section 2.2.  Enrollment.  Each Employee who is eligible to become a Participant
              ----------
shall execute and file an enrollment form not later than 30 days before the Enrollment Date on which he or she desires to participate in the Plan (or such other date as the Committee in its discretion may determine).


Section 2.3.  Year of Service.  An employee shall be deemed to have a Year of
              ---------------
Service if he or she has completed at least 1,000 Hours of Service (as hereinafter defined) in the 12 consecutive month computation period beginning with the day on which he or she first has an Hour of Service with the Company or Affiliated Company on or after attainment of age 18 except as may otherwise be provided by a Participating Affiliated Company in its Adoption and Consent Agreement. If the employee fails to complete 1,000 Hours of Service in such initial computation period, he or she shall be deemed to have a Year of Service as of the end of the first succeeding computation period (based on succeeding anniversaries of the day on which he or she first has an Hour of Service) in which he or she completes 1,000 Hours of Service.

     For purposes of this Section 2.3, Hour of Service means each hour for which an employee is or was directly or indirectly paid or entitled to payment by the Company or Affiliated Company for the performance or nonperformance of duties, and each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or Affiliated Company. Hours of Service shall be calculated and credited to the employee in accordance with the Department of Labor Regulation Section 2530.200b-2(b) and (c).


     Notwithstanding any other provision of this Plan, in no event will an employee be credited with less Years of Service under the Plan than the Years of Service with which the employee was credited under the Maxwell/Macmillan/ Pergamon Retirement Plan on November 18, 1991.


Section 2.4.  Break in Service.  A Participant shall incur a break in service
              ----------------
upon his or her date of termination of employment; provided, however, that a Participant shall not incur a break in service until the expiration of the 12-month period of any absence for any reason other than Retirement, discharge, voluntary termination or maternity or paternity leave in which he or she did not perform an Hour of Service or until the expiration of the 24-month period of any absence for maternity or paternity leave in which he or she did not perform an Hour of Service. A Participant who is re-employed following a break in service shall be eligible to participate in the Plan upon the first Enrollment Date following no more than 31 days after his or her date of re-employment with retroactive credit to his or her date of re-employment. Such Participant shall receive full credit for his or her prior Years of Service for the purpose of determining his or her vesting in Company Contributions made after his or her date of re-employment.

                                   ARTICLE III
                           PARTICIPANT'S CONTRIBUTIONS


Section 3.1.  Deferred Contributions.  Subject to the limitations prescribed by
              ----------------------
Sections 3.7, 4.3, 4.5 and 13.1, a Participant may elect to have the Eligible Compensation otherwise payable to him or her by the Company after the effective date of his or her election reduced by an amount equal to his or her Deferred Contributions and have the Company, in lieu of paying him or her the full amount of Eligible Compensation otherwise payable to him or her for the applicable payroll periods, make contributions to the Trustee in accordance with Section
3.6 in an amount equal to such Deferred Contributions for credit to his or her Deferred Contributions Account. Such election shall be made on such form and within such time period as shall be prescribed by the Committee.


     The Deferred Contributions amount shall be in even multiples of at least 1% of the Participant's Eligible Compensation as the Participant shall have elected but in no event shall the Deferred Contributions amount exceed the lesser of (i) 10% of such Participant's Compensation or (ii) $7,000 (multiplied by the Adjustment Factor).


     Notwithstanding any other provision of this Section 3.1 of the Plan, in no event may the amount of Deferred Contributions to this Plan on behalf of any Participant, in addition to all such deferrals on behalf of such Participant under all other plans, contracts or arrangements sponsored by the Company or an Affiliated Company in which a Participant participates, exceed the limitation imposed by Section 402(g) of the Code in any taxable year of a Participant. If a Participant participates in any other such plan, contract or arrangement exceeds the applicable Section 402(g) limitation in a taxable year, he or she may receive a distribution of the amount of the excess deferral (a deferral in excess of the applicable limitation) that is attributable to a Deferred Contribution in this Plan together with earnings thereon, notwithstanding any limitations on distributions contained in this Plan. Such distribution shall be made by the April 15 following the Plan Year of the Deferred Contribution provided that the Participant notifies the

Administrative Committee of the amount of the excess deferral that is attributable to a Deferred Contribution to this Plan and requests such a distribution. The Participant's notice must be received by the Administrative Committee no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Deferred Contributions to this Plan shall be subject to all limitations on withdrawals and distributions in this Plan."


Section 3.2.  Nondeferred Contributions.  Subject to the limitations prescribed
              -------------------------
by Sections 4.6 and 13.1, a Participant may also elect to make Nondeferred Contributions to the Plan in even multiples of at least 1% as he or she shall elect, up to a maximum of 10% of his or her Compensation, but in no event shall the sum of his or her Deferred Contributions and Nondeferred Contributions exceed 16% of his or her Compensation. The Company shall deduct each Participant's Nondeferred Contributions pursuant to this Section 3.2 in such manner as it may deem appropriate and shall pay them to the Trustee in accordance with Section 3.6 to be credited to the Participant's Nondeferred Contributions Account.


Section 3.3.  Change in Contributions Rate.  A Participant may, upon not less
              ----------------------------
than 30 days' prior written notice (or such other date as the Committee in its discretion may determine), change prospectively the rate of his or her Deferred or Nondeferred Contributions effective as of the first pay date in any calendar quarter.


Section 3.4.  Frequency.  Prospective changes in the rate of Deferred or
              ---------
Nondeferred Contributions pursuant to Section 3.3 may be made no more than once a calendar quarter.


Section 3.5.  Discontinued Contributions.  A Participant may, upon not less than
              --------------------------
30 days' prior written notice (or such other date as the Committee in its discretion may determine), discontinue his or her Participant's Contributions. Any Participant who discontinues his or her Participant's Contributions shall not be eligible to resume his or her Contributions until the Enrollment Date next following 90 days after his or her discontinuance.

Section 3.6.  Limits on Actual Deferral Percentage on Deferred Contributions.
              --------------------------------------------------------------
The Actual Deferral Percentage of Deferred Contributions for Highly Compensated Employees in any Plan Year shall not exceed the greater of (a) or (b) below:


     (a) 125% of the Actual Deferral Percentage for Non-Highly Compensated Employees; or

     (b) 200% of the Actual Deferral Percentage for Non-Highly Compensated Employees; provided, however, that the Actual Deferral Percentage for Higher Compensated Employees may not exceed the Actual Deferral Percentage for Non-Highly Compensated Employees by more than 2 percentage points.


     Notwithstanding any other provision of this Plan and in accordance with applicable with applicable Internal Revenue Service Regulations, in applying the limitations of this Section 3.6 and Code Section 401(k), all elective contributions within the meaning of Code Section 401(k) that are made under two or more plans sponsored by the Company or an Affiliated Company that are aggregated for purposes of Code Section 401(a)(4) or 410(b) shall be treated as made under a single plan. If two or more plans sponsored by the Company or an Affiliated Company are to be permissively aggregated for purposes of this
Section 3.6 and Code Section 401(k), such aggregated plans must satisfy Code Sections 401(a)(4) and 4l10(b) as though they were a single plan.


Section 3.7. Definition of Highly Compensated Employee.
             -----------------------------------------


     (a) A Highly Compensated Employee is any individual described in Section 414(q) of the Code, and shall include any employee who at any time during the current or prior Plan Year is or was: (i) an officer of the Company having an annual Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year; (ii) a 5% owner of the Company;
(iii) an employee having an annual Compensation in excess of $75,000 (multiplied by the Adjustment Factor);

or (iv) an employee having an annual Compensation in excess of $50,000 (multiplied by the Adjustment Factor) and included in the top-paid group as defined in (b) below. No more than 50 employees (or if less, the greater of 3 or 10% of the employees) shall be considered officers; provided, however, that the highest paid officer of the Company shall always be deemed to be a Highly Compensated Employee.

     (b) The top-paid group shall include all active employees of the Company who are among the highest paid 20% of the Company's employees on the basis of Compensation. Solely for purposes of determining the size of the top-paid group, the following employees shall be excluded: (i) employees who have not completed 6 months of service; (ii) employees who normally work less than 17-1/2 hours per week; (iii) employees who normally work not more than 6 months a year;
(iv) employees who have not attained age 21; (v) employees who are covered in a unit of employees covered by a collective bargaining agreement between employee representatives and the Company; and (vi) employees who are nonresident aliens who receive no earned income within the United States.

     (c) Solely for purposes of this Section 3.8, Compensation shall include any Deferred Contribution to the Plan or any elective deferrals to any other plan of the Company.

     (d) Any Compensation paid to, or any Deferred Contributions to the Plan made by or on behalf of, a family member of a Highly Compensated Employee who is a 5% owner or who is among the top 10 most Highly Compensated Employees shall be included as Compensation or contributions of the Highly Compensated Employee and shall be excluded from the Compensation or Deferred Contribution of Non-Highly Compensated Employees. A family member shall mean an individual described in
Section 414(q) of the Code including a spouse, lineal ascendant or descendant or spouse of a lineal ascendant or descendant.

     (e) A former employee shall be treated as a Highly Compensated Employee if he or she was a Highly Compensated Employee at the time he or she separated from service or at any time after he or she attained age 55.

     (f) Any employee who was not a Highly Compensated Employee in the prior Plan Year shall not be treated as a Highly Compensated Employee in the current Plan Year unless he or she is a 5% owner or is one of the top 100 highest paid employees on the basis of Compensation.

     (g) Solely for purposes of this Section 3.8, Company shall include any Affiliated Company.


Section 3.8.  Return of Excess Contribution.  The Plan shall return (without
              -----------------------------
regard to any other provision of the Plan) any Excess Contributions (plus earnings and less losses thereon) to the affected Highly Compensated Employee within 12 months after the end of the Plan Year to which the Excess Contributions relate. The Excess Contributions shall be returned to the Highly Compensated Employee in order of the Actual Deferral Percentages beginning with the Highly Compensated Employee with the highest Actual Deferral Percentage.


Section 3.9.  Return of Excess Deferral.  Any Participant may notify the
              -------------------------
Committee, on or before March 1 of the year following any taxable year of the Participant in which he or she has made an Excess Deferral under more than one plan, that he or she has made an Excess Deferral to the Plan. Upon such notice, the Committee shall distribute to the affected Participant the amount of such Excess Deferral (plus earnings and less losses thereon) by not later than April 15 following such taxable year. The Plan may make such distribution without regard to any other provision of the Plan.


Section 3.10.  Rollovers and Direct Transfers.
               ------------------------------


     (a) Subject to the approval of the Committee, the Trustee shall accept a direct transfer of assets from the Trustee of any other qualified plan described in Section 401(a) of the Code to be held in the affected Participant's Rollover Contribution Account.


     (b) A Participant who has participated in any other qualified plan described in Section 401(a) of the Code shall be permitted to make a rollover contribution (as defined in Section 402(a)(5) of the Code) from any qualified Trust to the Trust of a qualified total distribution received by the

Participant that is attributable to participation in such other plan (reduced by any after-tax voluntary contributions he or she made to such plan).


     (c) Before approving such a direct transfer or Participant rollover, the Committee may request from the Participant or his employer, any documents which the Committee in its discretion deems necessary for such direct transfer or rollover.

                                   ARTICLE IV
                              COMPANY CONTRIBUTIONS


Section 4.1.  Company Matching Contributions.  The rate of Company Matching
              ------------------------------
Contributions shall be equal to 50% of the Participant's Contributions up to the first 6% of a Participant's Contributions, and in no event shall the Company's Matching Contributions exceed 3% of the Participant's Eligible Compensation for the applicable pay period.


Section 4.2.  Company Retirement Contributions.  The Company in each Plan Year
              --------------------------------
shall contribute to the Trust Fund for each Participant an amount equal to 3-1/2% of each Participant's Eligible Compensation paid during the Plan Year from and after his Enrollment Date except as may otherwise be provided by a Participant Affiliated Company in its Adoption and Consent Agreement.


Section 4.3.  Contribution Limitations.  In no event shall the sum of Deferred
              ------------------------
Contributions and Company Contributions exceed the maximum amount deductible from the Company's income under Section 404 of the Code or the maximum limitations under Section 415 of the Code as provided in Article XIII.


Section 4.4.  Payment.  All Company Contributions to the Trust for any Plan Year
              -------
shall be paid either in one lump sum or in installments (equal or unequal) within the time prescribed by law, including extensions granted by the Internal Revenue Service, for filing the Company's federal income tax return for the Fiscal Year with or within such Plan Year ends.


Section 4.5. Limits on Actual Contribution Percentage of Company Matching
             ------------------------------------------------------------
Contributions and Nondeferred Contribution:
- ------------------------------------------


     (a) The Actual Contribution Percentage of Company Matching Contributions and Nondeferred Contributions for Highly Compensated Employees in any Plan Year shall not exceed the greater of (i) or (ii) below:

     (i) 125% of the Actual Contribution Percentage for Non-Highly Compensated Employees, or

     (ii) 200% of the Actual Contribution Percentage for Non-Highly Compensated Employees; provided, however, that the Actual Contribution Percentage for Highly Compensated Employees may not exceed 2 percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

     (b) If the Company Matching Contributions and Nondeferred Contributions for any Highly Compensated Employee exceed the Actual Contribution Percentage, the excess nonvested Company Matching Contribution (plus earnings and less losses thereon) shall be forfeited not later than 2-1/2 months after the end of the Plan Year to which such excess Contributions relate, and shall be used to reduce the next due Company Matching Contributions. The excess vested Company Matching Contribution and Nondeferred Contribution (plus earnings and less losses thereon) shall be distributed to the affected Participant not later than 12 months after the end of the Plan Year to which such excess Contributions relate. The excess nonvested Company Matching Contribution shall be forfeited, and the excess vested Company Contribution and Nondeferred Contribution shall be distributed to the affected Participants, in order of the Actual Contribution Percentage, beginning with the Highly Compensated Employee with the highest Actual Contribution Percentage.


     Notwithstanding any other provision of this Plan and in accordance with applicable with applicable Internal Revenue Service Regulations, in applying the limitations of this Section 4.5 and Code Section 401(m), all employee and matching contributions within the meaning of Code Section 401(m) that are made under two or more plans sponsored by the Company or an Affiliated Company that are aggregated for purposes of Code Section 401(a)(4) and 410(b) shall be treated as made under a single plan. If two or more plans sponsored by the Company or an Affiliated Company are to be permissively aggregated for purposes of this Section 4.5 and Code Section 401(m), such aggregated plans must satisfy Code Sections 401(a)(4) and 4l10(b) as though they were a single plan.

                                    ARTICLE V
              INVESTMENT OF PARTICIPANT'S AND COMPANY CONTRIBUTIONS

Section 5.1. Options. Each Participant shall designate on a form provided by the
             -------
Committee the Investment Fund or Funds described in Article VI in which the Participant's Contributions and Company Contributions are to be invested by the Trustee. If a Participant desires to invest such Contributions in more than one Investment Fund, he or she must designate the proportion in even multiples of 10%. If a Participant fails to make a designation, then all of such Contributions shall be invested in the Income Investment Fund.


     A separate Deferred Contributions Account, Nondeferred Contributions Account, Company Retirement Contributions Account, Company Matching Contributions Account shall be maintained for each Participant under each Investment Fund.


Section 5.2.  Change in Investment Election.  A Participant may, upon no less
              -----------------------------
than 30 days' prior written notice (or such other date as the Committee in its discretion may determine), change his or her investment election as to future Participant's Contributions and Company Contributions in accordance with Section 5.1, effective on any future Valuation Date.


Section 5.3.  Transfer Among Funds.  A Participant may, upon no less than 30
              ---------------------
days' prior written notice (or such other date as the Committee in its discretion may determine), reallocate in multiples of 10% of such Participant's total Funds among the Investment Funds up to 100% of the total value of the Participant's Accounts effective on any future Valuation Date. If a Participant elects to transfer amounts from the Viacom Inc. Stock Fund, the portion of the Participant's proportionate share of Viacom Stock and any non-Viacom Stock consideration held in the fund that is to be transferred shall be liquidated and the proceeds transferred in accordance with the Participant's election.


Section 5.4.  Frequency.  Changes in elections made pursuant to Sections 5.2 and
              ---------
5.3 may be made no more than once every calendar quarter.

                                   ARTICLE VI
                       INVESTMENT FUNDS FOR PARTICIPANT'S
                            AND COMPANY CONTRIBUTIONS

Section 6.1.  Income Investment Fund.  One or more income funds, as may be
              ----------------------
available from time to time, invested in fixed income securities, including securities issued by insurance companies, by financial institutions and by the
U. S. Government and its agencies, such securities being designed to preserve capital rates of return.


Section 6.2.  Equity Fund.  One or more diversified equity funds, as may be
              -----------
available from time to time, invested in equity securities or securities convertible into equity securities or in a commingled equity trust for the collective investment of funds of employee benefit plans qualified under Section 401(a) of the Code (or corresponding provisions of any subsequent Federal revenue law at the time in effect), excluding, however, any stocks or other securities of the Trustee. This exclusion shall not apply to any investment in a commingled trust not proscribed by applicable law.


Section 6.3.  Viacom Inc. Stock Fund (Formerly the Paramount Communications Inc.
              ------------------------------------------------------------------
Stock Fund).  A fund designed solely to invest in Viacom Stock or to hold such
- ------------
Viacom stock contributed to the Plan. In addition, the fund may hold all consideration received in exchange for shares of Paramount Communications Inc. stock as a result of the merger of a wholly-owned subsidiary of Viacom Inc. with and into Paramount Communications Inc. on July 7, 1994. To the extent that the Plan receives contingent value rights ("CVRs") and three and five year warrants ("Warrants"), the portion of Viacom Stock Fund that includes such CVRs and Warrants will be segregated from the remainder of the assets of the fund and shall be subject to the management of the Investment Manager described in
Section 11.4(b).


Section 6.4.  Balanced Fund.  One or more diversified funds, as may be available
              --------------
from time to time, designed to be invested in a combination of equity securities, primarily common stocks, and fixed income securities, primarily bonds.


Section 6.5.  Cash or Short-Term Investments.  The Trustee may temporarily hold
              ------------------------------
cash or make short-term investments pending ultimate investment as contemplated by Sections 6.1, 6.2, 6.3, 6.4, and 6.5.


Section 6.6.  Collective Investment.  The Trustee may invest and reinvest all or
              ---------------------
any portion of the Investment Funds described in Section 6.1, 6.2, 6.3, 6.4 and
6.5 collectively with other such funds which meet the requirements under Section 501(a) of the Code from time to time as the Committee may direct.

                                   ARTICLE VII
                             PARTICIPANT'S ACCOUNTS


Section 7.1.  Accounts. The Committee shall maintain separate Accounts for each
              --------
Participant. Such Accounts shall consist of a Deferred Contributions Account (which may include a rollover sub-account or transfer sub-account), a Nondeferred Contributions Account, a Company Retirement Contributions Account, and a Company Matching Contributions Account.


Section 7.2.  Valuation of Accounts.  As of the last business day of each month,
              ---------------------
the value of each Investment Fund shall be determined by the Trustee on the basis of market values using any acceptable method of accounting. The Accounts in each Investment Fund as of the last day of the preceding month, including contributions in respect of each month, shall be adjusted on the basis of the values of such Investment Fund so as to reflect the effect of incomes collected or accrued, realized and unrealized gains and losses, distributions, withdrawals, forfeitures, transfers and all other transactions. The value of each of the Accounts in any Investment Fund as of the last day of each month shall be the share of the value of such Investment Fund as of the last day of the preceding month, as so adjusted, together with contributions in respect of the current month.

                                  ARTICLE VIII
                                     VESTING


Section 8.1. Company Contributions.
             ---------------------


     (a) The Company Matching and Retirement Contributions Accounts shall be vested in accordance with the following schedule:


               Completed Years                    Applicable
               of Employment                      Percentage
               --------------                     ----------

                    2                                20%
                    3                                40%
                    4                                60%
                    5 or more                       100%


     (b) A Participant shall be fully vested upon his attainment of age 65, Retirement or death.


Section 8.2.  Participant Contributions.  The Deferred and Nondeferred
              -------------------------
Contribution Accounts shall at all times be 100% vested.


Section 8.3.  Years of Employment.  For purposes of Section 8.1(a), "Years of
              -------------------
Employment" means the number of years of employment with the Company or Affiliated Company between the date an employee first performed an Hour of Service and the date he incurred a break in service expressed in years and completed months before attainment of age 18 except as may otherwise be provided by a Participating Affiliated Company in its Adoption and Consent Agreement.
In no event will a Participant be credited with less Years of Employment under the Plan than the Years of Employment with which the Participant was credited under the Maxwell/Macmillan/Pergamon Retirement Plan on November 18, 1991.

Section 8.4.  Amendments to Vesting Schedule.
              ------------------------------


     (a) No amendment to the Plan shall decrease a Participant's Accrued Benefit except to the extent permitted under Section 412(c)(8) of the Code.

     (b) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, such amendment shall not apply to any Participant with at least 3 Years of Service.


Section 8.5.  Forfeiture of Non-Vested Amount.
              -------------------------------


     (a) Any portion of a Participant's Company Retirement or Matching Contributions Account that is not vested shall be forfeited on the date he or she incurs a break in service. Any amount thus forfeited shall be applied towards future Company Contributions.


     (b) If a distribution is made at a time when a Participant has a vested right to less than 100% of the value of his or her Company Retirement or Matching Contribution Account as determined in accordance with the provisions of
Section 8.1, and the nonvested portion of such Accounts has been forfeited in accordance with (a) above, any amount so forfeited shall be restored and shall be credited to his or her Accounts if he or she is re-employed; provided, however, that he or she repays to the Trust the amount of his or her prior distribution without interest before the earlier of 5 years after the date of re-employment or expiration of 5 years from the date of distribution. Such amount to be restored shall be paid by the Company.

                                   ARTICLE IX
                           WITHDRAWALS WHILE EMPLOYED

Section 9.1.  Nondeferred Contribution Account.  A Participant who is employed
              --------------------------------
by the Company may, upon written notice given not less than 30 days prior to any Valuation Date and not more than once in any 12-month period, withdraw all or any part of his or her Nondeferred Contributions Account accrued on the Valuation Date which occurred at least 24 months prior to such written notice. Withdrawals under this Section 9.1 shall be paid in cash or other property as soon as practicable after said Valuation Date. The Committee will maintain a single Nondeferred Contribution Account without regard to the date of actual contribution to such Account.


Section 9.2.  Deferred Contribution Account.  A Participant who is age 65 or
              -----------------------------
older may, upon written notice given not less than 30 days prior to any Valuation Date and not more than once in any 12-month period, withdraw all or any part of his or her Deferred Contributions Account while employed by the Company.


Section 9.3.  Financial Hardship.
              ------------------

     (a) At the discretion of the Committee, a Participant may, upon written notice given not less than 30 days prior to any Valuation Date and not more than once in any 12-month period (except in the case of a continuing financial hardship), be permitted to withdraw all or a portion of his or her Deferred Contribution Account (exclusive of any earnings credited on and after the Effective Date which may not be withdrawn while employed) in the event of immediate and heavy financial need while employed by the Company as provided in
Section 9.3(b) and (c). Such withdrawal is to be made coincident with or following complete withdrawal of the Participant's Nondeferred Contribution Account.


     (b) Only the following four circumstances will be considered by the Committee to be a hardship event which confronts the Participant with an immediate and heavy financial need:

               (i) expenses for medical care (other than amounts paid by insurance) as described in Section 213(d) of the Code previously incurred by or on behalf of the Participant, the Participant's spouse or any dependent of the Participant as defined in Section 152 of the Code, or necessary for these persons to obtain medical care described in Section 213(d);


               (ii) costs directly related to the purchase of a principal residence for the Participant (however, mortgage payments with respect to such residence are excluded);


               (iii) costs related to the payment of post-secondary education tuition and related educational fees (for the next twelve months) for the Participant or the Participant's spouse, child or dependent (as defined in Section 152 of the Code); or


               (iv) payments necessary for the prevention of the eviction of the Participant from a principal residence or foreclosure of the mortgage on the Participant's principal residence.


     (c) A hardship withdrawal will be deemed by the Committee to be necessary to satisfy an immediate and heavy financial need of the Participant only if all of the following requirements are met:


               (i) the amount of the requested hardship withdrawal does not exceed the amount necessary to meet the immediate and substantial financial need; the amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship distribution;


               (ii) the Participant first obtains all distributions (other than the requested hardship withdrawal) and all nontaxable loans currently available under all plans maintained by the Company;

               (iii) no Deferred or Nondeferred Contribution may be made by the Participant under any plan maintained by the Company for 12 months after receipt of the hardship withdrawal; and


               (iv) upon expiration of the 12-month suspension period referred to in Section 9.03(c)(iii), the Participant's maximum annual Deferred Contributions in the calendar year in which he or she resumes such Contributions to the Plan are reduced by the amount of such Deferred Contributions made in the calendar year of the hardship withdrawal.


     The Committee shall establish a uniform and non-discriminatory policy for reviewing Participant applications for withdrawals under this Section 9.3.


Section 9.4.  Replacement.  A Participant may not replace any amounts withdrawn
              -----------
under this Article IX.

                                    ARTICLE X
                       DISTRIBUTION OF RETIREMENT BENEFITS

Section 10.1.  Time and Manner of Distribution.
               -------------------------------


     (A)  Distribution Upon Termination of Employment.  A Member whose
          -------------------------------------------
employment with the Company or an Affiliate Company is terminated for any reason shall be entitled, upon written request, in accordance with procedures established by the Administrative Committee, to receive distribution of his or her entire Vested Benefit in accordance with the following rules:


               (i) If a Participant's Vested Benefit is $3,500 or less, or if the Participant consents in writing within 60 days of the termination of employment, distribution of his or her Vested Benefit shall be made as soon as administratively feasible. The amount of such Participant's Vested Benefit shall be determined:


               (a) in the case of a Participant whose Vested Benefit exceeds $3,500, as of the Valuation Date coinciding with or immediately following the date upon which the Administrative Committee receives a written application for benefits; or


               (b) in the case of a Participant whose Vested Benefit is $3,500 or less, as of the Valuation Date coinciding with or immediately following the date upon which the Administrative Committee receives a written notification of the Participant's termination of employment.


               (ii) If a Participant's Vested Benefit exceeds $3,500, determined as of the Valuation Date immediately following receipt of written notification by the Administrative Committee of such Participant's termination of employment, and he or she does not consent in writing within 60 days of the termination of employment to an immediate distribution to be made as soon thereafter as administratively feasible, distribution of his or her Vested Benefit shall be made in an amount determined as of the

Valuation Date on or immediately after the earlier of the Participant's attainment of age 65 or death and distribution shall be made as soon thereafter as administratively feasible.


     (B)  Manner Of Distribution.  Except as provided in (c) below,
          ----------------------
distributions shall be paid in a single sum.


          All amounts in the Participant's Accounts shall be distributed to the Participant in cash or, at the election of the Participant or his or her Beneficiary, to the extent shares of Viacom Stock are held in the Participant's Account, in such shares of Viacom Stock with cash for fractional shares. The Participant's proportionate share of any non-Viacom Stock consideration held by Viacom Inc. Stock Fund shall be liquidated and the cash proceeds distributed to the Participant. Any such elections must be made prior to the date the Participant had elected for the initial distribution from the Plan and shall be irrevocable after the date as of which funds are first distributed.


     (C)  Distribution Upon Death.  Upon the death of a Participant, his or her
          -----------------------
Beneficiary shall receive the entire value credited to his or her Account as of the Valuation Date coincident with or next following the date the Administrative Committee receives written notification of the Participant's death. Such distribution will be made as soon as practicable thereafter; provided, however, that a Beneficiary may elect to defer receipt of the value of the Participant's Account until the calendar year following the Participant's death, in which case distribution shall be made as soon as practicable following the end of the calendar year of the Participant's death, in an amount determined as of the last Valuation Date of such year.


All amounts in the Participant's Accounts shall be distributed to the designated Beneficiary in cash or, at the election of the designated beneficiary, to the extent shares of Viacom Stock are held in the Participant's Account, in such shares of Viacom Stock. The Participant's proportionate share of any non-Viacom Stock consideration held by the Viacom Inc. Stock Fund shall be liquidated and the cash proceeds distributed to the Beneficiary.


     (D)  Required Income Investment.  The Account of a Participant who does not
          --------------------------
take an immediate distribution pursuant to Section 10.1(a) shall be invested in the Income Investment Fund described in Section 6.1(a) as of the Valuation Date coinciding with or next following the receipt by the Administrative Committee of written notification that the Participant will not receive an immediate distribution. If no such written notification is received by the Administrative Committee in regard to a Participant who is entitled to a deferred distribution pursuant to Section 10.2(a)(ii), such Participant's Account shall be invested in the Income Investment Fund described in Section 6.1(a) as of the Valuation Date occurring on the last day of the sixth month following the month in which the Administrative Committee receives notification that such Member has terminated employment.


Section 10.2  Latest Commencement Of Payments
              -------------------------------


     (a) Notwithstanding the other provisions of this Article X, a Participant's Account shall begin to be distributed not later than the 60th day following the end of the Plan Year in which the latest of the following occurs:


          (1)  the Participant's 65th birthday,

          (2) the tenth anniversary of the date on which he or she became a Participant, or

          (3)  the date he or she terminates service with an Employer.


     (b) Notwithstanding the preceding paragraph, in accordance with Section 401(a)(9) of the Code and any regulations and other guidance issued thereunder, distribution of any Participant's Account shall be made not later than April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2, provided, however, that if a Participant is not a five percent owner (as defined in Section 416(i) of the Code) and shall have attained age 70 1/2 before January 1, 1988, distribution shall be made not later than April 1 following the calendar year in which the Participant retires. Any distribution required to be made under this Section 10.2(b) shall be made in the form of cash installments payable over the life expectancy of the Participant, provided, however, that upon the Participant's death or other termination of employment, the balance of the Member's Vested Benefit shall be paid, pursuant to the Participant's or Beneficiary's election, in accordance with Section 8.2(b), or 8.2(c).


Section 10.3  Termination of Employment. Except as specifically provided
              -------------------------
otherwise in the Plan, for purposes of this Article VIII, a Participant shall not be considered to have separated from service or terminated employment if he enters directly into the employ of an Affiliated Company, or if the trade or business or subsidiary of the Company or the Affiliated Company for whom he is employed is sold in accordance with Section 14.4.


Section 10.4.  Transfers to Another Qualified Plan.  At the request of a
               -----------------------------------
Participant, any amount which would otherwise be distributed to him or her in a lump sum under the Plan may be transferred by the Trustee directly to the Trustee or custodian of a qualified plan described under Section 401(a) of the Code provided the transferee plan provides for the receipt of such transfers.


Section 10.5. (A) This Section 10.5 applies to distributions made on or after January 1, 1993 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.


          (B)  Definitions.  (1)  Eligible rollover distribution:  An eligible
               ------------
rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).


          (2)  Eligible Retirement Plan:  An eligible retirement plan is an
               ------------------------
individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.


          (3)  Distributee:  A distributee includes an Employee or former
               ------------
Employee. In addition, the Employee's or former Employee's surviving spouse and the employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.


          (4)  Direct Rollover:  A direct rollover is a payment by the Plan to
               ----------------
the eligible retirement plan specified by the distributee.

                                   ARTICLE XI
                           ADMINISTRATION OF THE PLAN


Section 11.1. Powers, Duties and Responsibilities of the Company.
              --------------------------------------------------


     (a) The Company or its properly authorized designee shall have the power, duty and responsibility to:

               (i) appoint and remove any Trustee or member of the Administrative Committee; and

               (ii) review and monitor the performance of all fiduciaries of the Plan, including, but not limited to, the Administrative Committee, the Trustee and the Investment Manager, if any.


     (b) Notwithstanding any other provision of the Plan to the contrary, any action of the Company under Section 11.1 may be exercised by the Board of Directors, any Executive Committee of the Board of Directors or any Executive Officer.


Section 11.2.  Powers, Duties and Responsibilities of the Administrative
               ---------------------------------------------------------
Committee.
- ---------


     (a) Except as set forth under Section 11.3, the Committee shall be the Plan Administrator and Named Fiduciary of the Plan with respect solely to the operation and administration of the Plan and shall have the power, duty and responsibility to:


          (i)   adopt and amend the Plan and Trust Agreement;


          (ii)  terminate the Plan and Trust Agreement in whole or in part;


          (iii) appoint and remove any Investment Manager;


          (iv)  establish a funding policy of the Trustee;

          (v) enter into and amend appropriate agreements with the Investment Manager and Trustee;


          (vi) determine the eligibility of any Employee, Participant or beneficiary to participate in or receive benefits under the Plan;


          (vii) determine the amount of any benefit due any person under the Plan;


          (viii) interpret any provision of the Plan;


          (ix) authorize the adoption of the Plan by any Affiliated Company;


          (x) direct the Trustee to make all distributions under the Plan;


          (xi) direct the Trustee to pay all administrative expenses incurred by the Committee under Section 11.2;


          (xii) make and enforce such rules and regulations as may be necessary and proper for the efficient administration of the Plan;


          (xiii) prepare and file all reports relating to the Plan required by the Act;


          (xiv) comply with all disclosure requirements under the Act relating to the Plan;


          (xv) keep and maintain all records of the Plan; and


          (xvi) establish procedures in accordance with Section 11.7 for filing of claims for benefits and for the appeal and review of claims for benefits which have been denied.

     (b) The Committee shall consist of at least 3 persons who shall be appointed from time to time by the Company or its properly authorized designee. Any member of the Committee may be removed by the Company with or without cause or may resign by delivering his written resignation to the Secretary of the Company and the Secretary of the Committee.


     (c) The members of the Committee shall elect from their number a Chairman and shall elect a Secretary who may, but need not, be one of the members of the Committee.


     (d) The Committee may appoint other persons, agents and committees to perform such duties as the Committee shall determine, authorize one or more of its members to execute or deliver any instrument or do any act on its behalf, and employ counsel, accountants and other fiduciaries to perform such legal, clerical, accounting, and other services as it may require in carrying out its duties under this Section 11.2. All expenses of the Committee in administering the Plan which are not paid by the Company shall be paid from the Trust Fund.


     (e) The Committee shall hold meetings upon such notice and at such place and time as it may from time to time determine.


     (f) Other than the bonding requirements under Section 412 of the Act, no bond or other security shall be required of any fiduciary who is an employee of the Company.


     (g) No member of the Committee who is a full-time employee of the Company shall receive any compensation from the Plan other than for reimbursement of actual expenses incurred in the performance of his duties.


Section 11.3.  Power, Duties and Responsibilities of the Trustee
               -------------------------------------------------


     (a) The Trustee shall be the Named Fiduciary of the Plan with respect solely to the investment, management and control of any Plan assets held by it in the Trust Fund (other than any Plan assets which are managed or controlled by an Investment Manager) and shall have such powers, duties and responsibilities with respect to Plan assets as may be provided in the Trust Agreement between the Company and the Trustee as in effect from time to time.


     (b) There shall be at least 3 persons and/or one or more banks who shall be appointed as Trustee from time to time by the Company or its properly authorized designee. Any Trustee may be removed by the Company with or without cause or may resign by delivering his or her written resignation to the Secretary of the Company and the Secretary of the Committee.


     (c) The Trustee may appoint other persons, agents and committees to perform such duties as the Trustee shall determine, authorize one or more of its members to execute or deliver any instrument or do any act on its behalf, and employ counsel, accountants and other fiduciaries to perform such legal, clerical, accounting and other services as it may require in carrying out its duties under this Section 11.3. All expenses of the Trustee in administering the Trust Fund that are not paid by the Company shall be paid from the Trust Fund.


     (d) Other than the bonding requirements under Section 412 of the Act, no bond or other security shall be required of any Trustee or other fiduciary who is an employee of the Company.


     (e) No Trustee or other fiduciary who is a full-time employee of the Company shall receive any compensation from the Plan other than for reimbursement of actual expenses incurred in the performance of his or her duties.


Section 11.4. Powers, Duties and Responsibilities of the Investment Manager.
              -------------------------------------------------------------


     (a) The Investment Manager, if any, shall be the Named Fiduciary of the Plan with respect solely to any Plan assets under its management or control and shall have such powers, duties and responsibilities with respect to Plan assets as may be provided in any Investment Manager Agreement between the Committee and the Investment Manager, as in effect from time to time.


     (b) With respect to the portion of the Viacom Inc. Stock Fund invested in CVRs and Warrants as described in Section 6.3, a separate Investment Manager shall be appointed to manage that portion of the Viacom Inc. Stock Fund.
Subject to the terms of the Investment Manager agreement dated as of June 10, 1994, if a Participant requests a distribution of his interest in the Viacom Inc. Stock Fund or elects to transfer any amounts from the Viacom Inc. Stock Fund to any other Investment Fund, the Investment Manager shall sell the Participant's proportionate share of the CVRs and Warrants held in such fund and shall remit the cash proceeds to the Trustee for distribution or transfer, whichever is applicable.


     (c) The Investment Manager shall be appointed and removed by the Committee. The Committee may appoint more than one Investment Manager.


Section 11.5. Liability and Indemnification.
              -----------------------------


     (a) Neither the Company, any member of the Board of Directors, the Committee, a non-corporate Trustee nor their respective designees (including persons described in Sections 11.2 and 11.3 who, are employees of the Company), shall be liable for any loss, damage or depreciation except due to such person's gross negligence, willful misconduct or breach of fiduciary duty. The foregoing provision shall not relieve any person from responsibility or liability for any responsibility, obligation or duty imposed under Part 4 of Title I of the Act.


     (b) In accordance with and to the full extent permitted by applicable law, the Company shall indemnify and save harmless each member of the Board of Directors, the Committee, and each non-corporate Trustee and their respective designees (including persons described in Sections 11.2 and 11.3 who are employees of the Company), against all claims, losses, damages, liabilities and expenses (including without limitation, judgments, fines, penalties, amounts paid in settlement and attorneys' fees) incurred by them and arising out of or resulting from any act or omission hereunder or in connection herewith of such member of the Board of Directors and Committee, and said Trustee or their respective designees, except when the same is determined to be due to such persons' gross negligence or willful misconduct.


Section 11.6.  Allocation of Fiduciary Responsibilities.  This Article XI is
               ----------------------------------------
intended to allocate to each Named Fiduciary the individual responsibility for the prudent execution of the functions assigned to it hereunder, and none of such responsibilities or any other responsibility shall be shared by two or more Named Fiduciaries unless such sharing shall be provided by a specific provision of the Plan, Trust Agreement or Investment Manager Agreement. Whenever one Named Fiduciary is required by the Plan, Trust Agreement or Investment Manager Agreement to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed its sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as such directions are on their face proper under the Act, the Plan, the Trust Agreement or Investment Manager Agreement.


Section 11.7.  Claims for Benefits.  The Committee may require claims for
               -------------------
benefits to be filed in writing, on such forms and containing such information as the Committee may deem necessary. Adequate notice shall he provided in writing to any participant or any other beneficiary thereof whose claim for benefits under the Plan has been wholly or partially denied. Such notice shall set forth: (a) the specific reasons for such denial, (b) specific reference to the pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary for the claimant to obtain review of his claim and (d) an explanation of the Plan's claim review procedures. Such notice shall be written in a manner calculated to be understood by the Participant or any other beneficiary and shall afford reasonable opportunity to the Participant or any other beneficiary whose claim for benefits has been denied for a full and fair review by the Committee of the decision denying the claim.


Section 11.8.  Service of Legal Process.  Any notice to be given to, or any
               ------------------------
document required to be filed with the Committee or its designees, including service of legal process in any suit brought against the Plan, will be properly given, made or filed, if mailed by registered or certified mail, postage prepaid or delivered to the Secretary of the Administrative Committee.


Section 11.9.  Treatment of Proceeds of Tender Offer With Respect To A
               -------------------------------------------------------
Participant's Interest In The Common Stock Of Paramount Communications Inc.
- ---------------------------------------------------------------------------


     Pursuant to Section 6.3 above, the Trustee shall invest any cash proceeds received from the tender of any shares of common stock of Paramount Communications Inc. to Viacom Inc. in a money market fund or other short-term investment designated by the Named Fiduciary (or its duly authorized delegate), providing for capital preservation, for a period of time determined by the Named Fiduciary (or its duly authorized delegate).

                                   ARTICLE XII
                             MANAGEMENT OF THE FUNDS

Section 12.1.  Trust Fund.  All assets for providing the benefits of the Plan
               ----------
shall be held as a Trust Fund for the exclusive benefit of Participants and their beneficiaries, and, prior to the satisfaction of all liabilities with respect to them, no part of the corpus or income shall be used for or diverted to any other purpose. No person shall have any interest in or right to any part of the Trust Fund, except to the extent provided in the Plan.


Section 12.2.  Contributions.  All contributions to the Plan shall be paid over
               -------------
to the Trustee and held in the Trust Fund established under the Trust Agreement.


Section 12.3.  Disbursement of Funds.
               ---------------------


     (a) The funds held by the Trustee shall be applied in the manner determined by the Committee, to the payment of benefits to such persons as are entitled thereto in accordance with the Plan.


     (b) The Committee shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan, including the form of voucher or warrant to be used in authorizing disbursements and the qualification of persons authorized to approve and sign the same and any other matters incident to the disbursement of such funds.


     (c) All disbursements by the Trustee, except for the ordinary expenses of the administration of the Trust Fund, including settlement of duly authorized investment transactions for the account of the Trust Fund, shall be made upon the written instructions of the Committee.

                                  ARTICLE XIII
                                   LIMITATIONS

Section 13.1.  Section 415 Limits.
               ------------------


     (a) Notwithstanding anything contained in the Plan to the contrary, the total Annual Additions with respect to any Participant for any Limitation Year commencing on and after January l, 1989 shall not exceed the lesser of 25% of the Participant's Compensation for such year or $30,000 (multiplied by the Adjustment Factor). The 25% Compensation limitation shall not apply to: (i) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition; or (ii) any amount otherwise treated as an Annual Addition under Section 415(1)(1) of the Code. The dollar Contribution Limitation shall never be less than the greater of $30,000 (multiplied by the Adjustment Factor) or one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.


     (b) If any Participant's Annual Additions would exceed the limit specified, such Participant shall, if he or she is making Nondeferred Contributions, reduce such Nondeferred Contributions for such calendar year by the amount of such excess to the extent such Nondeferred Contributions are included in the Annual Additions. If any excess then remains, such Participant shall, if Deferred Contributions are being made on his behalf pursuant to
Section 3.1, reduce such Deferred Contributions to the extent necessary to eliminate the excess.


          Any excess amounts remaining after the foregoing adjustments are made and any forfeitures shall be credited to a suspense account and applied to reduce Company Contributions. In the event the Plan is terminated and there are amounts which cannot be allocated to Participants' Accounts due to the foregoing limits, such amounts will be returned to the Company.

     If it becomes necessary to make an adjustment in annual additions to a Participants' Account under this Plan, either because of the limitations as applied to this Plan in combination with another plan, the Plan:


          (1) Shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the unmatched Nondeferred Contributions, if any, made on behalf of the Participant and any earnings thereon;


          (2) Shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the unmatched Deferred Contributions, if any, made on behalf of the Participant and any earnings thereon;


          (3) Shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the matched Nondeferred Contributions made on the Participant's behalf and any earnings thereon;


          (4) Shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the matched Deferred Contributions made on the Participants' behalf and any earnings thereon. The Matching Contributions made in accordance with Section 4.1 with respect to such matched Deferred Contributions and any earnings thereon shall be allocated to the extent necessary and as soon as administratively feasible to a suspense account and then treated as Company Contributions in the next Plan Year. For purposes of this Subparagraph 13.1(b)(2)(D), Company Matching Contributions shall be allocated to the suspense account before Company Retirement Contributions.


          (5) Shall allocate to the extent necessary and as soon as administratively feasible, the amount of any remaining Company Contributions and earnings thereon to a suspense account and which amount will then be treated as Company Contributions made in the next Plan Year; and

          (6)  Shall limit other Company Contributions made.


     (c) In the event that any Participant is, or was, covered under a defined benefit plan and a defined contribution plan (whether or not terminated) maintained by the Company, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction may not exceed 1.0 in any Limitation Year;


               (i) The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans maintained by the Company (whether or not terminated), and the denominator of which is the lesser of (i) 1.25 times the limitation of Section 415(b)(1)(A) of the Code in effect for the Plan Year or
(ii) 1.4 times the Participant's average Compensation for the 3 consecutive years that produces the highest average. The term "projected annual benefit" shall mean the annual benefit to which the Participant would be entitled under the terms of the Plan, if the Participant continued in employment until normal retirement age (or his actual age, if later) and the Participant's Compensation for the Plan Year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or his actual age, if later).


               (ii) The defined contribution plan fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all defined contribution plans maintained by the Company (whether or not terminated) for the current and all prior Plan Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Company: (i) 1.25 times the limitation in effect under Section 415(c)(1)(A) of the Code for such year, or
(ii) 1.4 times the amount which may be taken into account under Section 415(c)(1)(B) of the Code. Notwithstanding any other provision of this Subsection 13.1(c), if in a subsequent year the limitations described in Subsection (c) hereof are increased due to cost of living adjustments or any other factor, the freeze or reduction of a Participant's benefits shall lapse to the extent that additional benefits may be payable under the increased limitations.


               (iii) In the event that in any Plan Year the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0, the rate of benefit accrual under the defined benefit plan shall be reduced so that the sum of such fractions equal 1.0.


Section 13.2  Other Limits.  Notwithstanding any other provision of the Plan to
              -------------
the contrary, each Participant's Deferred Contribution and each Company Contribution shall be conditioned upon the deductibility of such contribution under Section 404 of the Code and further conditioned on the Plan's initial qualification under Section 401 of the Code. Should the Plan not qualify under
Section 401 or deduction be disallowed, the Trustee shall, at the direction of the Company, return any such Contribution to the Participant or Company, whichever is applicable, Company within one (1) year after the disallowance of the deduction or the date of disqualification, as the case may be. Moreover, in the event that any of such contribution shall be made by the Company by reason of a mistake of fact, the Trustee shall, at the direction of the Company, return such contribution to the Participant or Company, whichever is applicable, within one (1) year after the date of payment of any such contribution.

                                   ARTICLE XIV
                               GENERAL PROVISIONS


Section 14.1.  Use.  No part of the Trust Fund shall be used for, or diverted
               ---
to, purposes other than for the exclusive benefit of Participants or their beneficiaries.


Section 14.2.  Alienation.  The income and principal of the Trust Fund are for
               ----------
the sole use and benefit of the Participants and beneficiaries of the Plan, and, to the extent permitted by law, shall be free, clear, and discharged of and from, and are not to be in any way liable for, debts, contracts or agreements, now contracted or which may hereafter be contracted, and from all claims and liabilities now or hereafter incurred by any Participant or beneficiary. Other than as permitted by the Act, and as expressly set forth in the Plan, no contributions made by the Company to the Trust Fund under the Plan shall at any time revert to the Company. No Participant or Beneficiary of a Participant under this Plan shall have the right to commute, withdraw, surrender, encumber, alienate or assign any of the income or principal of the Trust Fund or any of the benefits to become due unto any person or persons under the Agreement of Trust or the Plan except as specifically provided by the terms of the Agreement of Trust or the Plan. The preceding restrictions on alienation of benefits shall not apply to any domestic relations order entered on or after January 1, 1985 which the Committee determines to be a qualified domestic relations order as defined in Section 414(p) of the Code.


Section 14.3.  Merger.  In the case of any merger or consolidation of the Plan
               ------
with, or transfer of assets or liabilities respecting the Plan to, any other plan, each Participant or beneficiary in the Plan shall (if the Plan has then terminated) receive a benefit immediately after such merger, consolidation or transfer which is no less than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).

Section 14.4.  Distribution Upon Sale.  Upon the sale of substantially all of
               ----------------------
the assets by the Company or an Affiliated Company of a trade or business or the sale by the Company or an Affiliated Company of its interest in a subsidiary, for the sole purpose of determining whether a Participant is entitled to a benefit distribution under the Plan, a Participant who is employed by such trade or business or subsidiary and who continues in the employ of the employer which acquires the assets of such trade or business or acquires the interest of such subsidiary shall not be considered to have separated from service. Notwithstanding such sale, the vested portion of such Participant's Accounts shall be distributed at such time and in such manner as provided under Articles IX and X hereof, unless the Administrative Committee amends the Plan to provide for an acceleration of the time of distribution of the affected Participants Accounts.


Section 14.5.  Assumption of Risk.  Each Participant assumes all risks connected
               ------------------
with any decrease in the market price of any securities in the respective Funds, and such Funds shall be the sole source of payments under the Plan.


Section 14.6.  Amendment.  The Committee reserves the right, to amend, modify,
               ---------
suspend or terminate the Plan. No amendment, modification, suspension, or termination of the Plan shall violate the anti-cutback rules of Section 8.4 have the effect of providing that the funds held in trust by the Trustee, or the income thereof, may be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries and defraying the reasonable expenses of administering the Plan. The Committee retains the right to amend the Plan at any time retroactively in effect if necessary to qualify the Plan or the Trust under Section 401 of the Code or corresponding provisions of any subsequent revenue law.


Section 14.7.  Termination.  In the event that the Plan shall be partially or
               -----------
completely terminated or the Company shall permanently discontinue making contributions under the Plan, all amounts then credited to the accounts of the affected Participants shall immediately be fully vested and nonforfeitable. The Trustee shall continue to hold the Accounts of

Participants in the Trust Fund in accordance with the provisions of the Plan (other than provisions related to forfeiture), without regard to such termination until all funds in such Accounts have been distributed in accordance with such provisions.


Section 14.8. Governing Law.  The Plan shall be governed by and construed in
              -------------
accordance with the laws of the State of New York except to the extent that the laws of the State of New York have been specifically preempted by the Act or other Federal legislation.


Section 14.9. Masculine Gender.  As used herein the masculine gender shall
              ----------------
include the feminine gender and the singular shall include the plural in all cases where such meaning would be appropriate.


Section 14.10. Agent.  The Plan Administrator is the designated agent of the
               -----
Plan for the service of process in connection with all matters affecting the Plan.


Section 14.11. Section Headings.  The section headings contained in the Plan are
               ----------------
for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

                                   ARTICLE XV
                       PARTICIPATING AFFILIATED COMPANIES


Section 15.1.  Participating Companies.  Except where the context clearly
               -----------------------
provides otherwise or as hereinafter provided, any reference in the Plan to the term "Company" shall also mean any Participating Affiliated Company with respect to its Employees only, as though the term "Participating Affiliated Company" was
substituted for the term "Company."   Each Participating Affiliated Company, by
adopting the Plan for its Employees, appoints the board of Directors or the Committee as its agent to amend or terminate the Plan or Trust Agreement on its behalf without further consent of such Participating Affiliated Company. If any Participating Affiliated Company desires (or is required to withdraw because it is no longer an Affiliated Company) to withdraw from participation in the Plan and to adopt another qualified plan for the benefit of its Employees, such withdrawal from the Plan shall not, to the extent permitted by the Act, be regarded as a termination of the Plan so far as that Participating Affiliated Company and its Employees are concerned. The rights of such Employees shall thereafter be governed solely in accordance with the provisions of such other qualified plan, if any, adopted for their benefit. Any Company, whether or not such Participating Affiliated Company adopts another qualified plan for the benefit of its Employees shall not, to the extent permitted by the Act, effect a termination of the plan as to the Company or any other Participating Affiliated Company and their Employees.

                                   ARTICLE XVI
                    SPECIAL TOP-HEAVY RULES REQUIRED BY TEFRA


Section 16.1.  Purpose.  The purpose of this Article XVI of the Plan is to
               -------
comply with the special rules applicable to so-called "top-heavy" plans contained in Section 416 of the Code and the regulations issued thereunder.
This Article XIV shall only apply in the event that the Plan should become top-heavy as defined in Section 16.2. Moreover in the event that Congress should provide by statute, or the Internal Revenue Service should provide by regulation or rule, that any limitations imposed by this Article XVI are no longer necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code then in effect, these rules shall immediately become null and void and shall no longer apply without the necessity of further amendment to the Plan.


Section 16.2.  Determination of Top-Heaviness.  The Plan shall be considered to
               ------------------------------
be top-heavy, if as of the most recent determination date (the last day of the preceding Plan Year) the sum of the Account balances (including any part of any Account balance described in the 5-year period ending on the determination date) for Key Employees is more than 60% of the sum of the Account balances (including any part of any Account balance distributed in the 5-year period ending on the determination date) for all employees, excluding former Key Employees. All the rules contained in Section 416 of the Code and the regulations issued thereunder relating to the determination of top-heaviness are incorporated by reference.


Section 16.3.  Determination of Key Employee.  A Key Employee is any employee,
               -----------------------------
former employee or Beneficiary who, at any time during the current or 4 preceding Plan Years, is or was: (1) an officer of the Company having an annual Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year; (2) one of the 10 employees having annual Compensation from the Company of more than the limitation in effect under
Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the



























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


Code) the largest interests in the Company but not less than .5%; (3) a 5% owner of the Company; or (4) a 1% owner of the Company having an annual Compensation from the Company of more than $150,000. A non-key employee is either a former Key Employee or an employee who is not a Key Employee. No more than 50 employees (or if less, the greater of 3 or 10% of the employees) shall be considered officers. For purposes of clause (2), if 2 employees have the same interest in the Company, the employee having the greater annual Compensation from the Company shall be treated as having a larger interest. If any individual is a non-key employee for any Plan Year, but such individual was a Key Employee with respect to any prior Plan Year, any Accrued Benefit of such employee shall not be taken into account under Section 16.2. If any individual has not performed any service for the Company at any time during the five-year period ending on the determination date, any Accrued Benefit for such individual shall not be taken into account. In determining percentage ownership for purposes of this Section 16.3, the constructive ownership rules contained in
Section 318 of the Code shall be applicable. All the rules contained in Section 416 of the Code and regulations issued thereunder relating to the definition of Key Employees and non-key Employees are incorporated by reference.


Section 16.4.  Aggregation Rules.  All corporations and businesses that are
               -----------------
aggregated with the Company under Section 414(b), (c) and (m) of the Code are required to be included with the Company as a single employer for the purpose of determining top-heaviness. All plans of the Company in which a Participant who is key employee participates and each other plan of the Company which enables any plan in which a key employee participates to meet the requirements of
Section 401(a)(4) or Section 410 of the Code shall be aggregated as part of a required aggregation group for the purpose of determining top-heaviness. Each plan in the required aggregation group shall be top-heavy, if the group is top-heavy and no plan in the group shall be top-heavy, if the group is not top-heavy. Although not required, the Committee may elect to include as part of the aggregation group any plans that are not part of the required aggregation group as described above, but which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the plans constituting the required


























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


aggregation group. In the event the aggregation group elected by the Committee is top-heavy, only those plans that are part of the required aggregation group shall be subject to the additional requirements placed on top-heavy plans.


Section 16.5.  Special Vesting and Minimum Contribution Rules and Compensation
               ---------------------------------------------------------------
Limitation Becoming Operative in the Event the Plan Becomes Top Heavy.
- ----------------------------------------------------------------------

     In the event that the Plan shall be determined to be top-heavy in any Plan Year, the following special minimum vesting and minimum contribution requirements, and compensation limitation, shall become operative for such Plan
Year:


     (a) The nonforfeitable portion of a Participant's Accrued Benefit attributable to Company Contributions, except for a Participant who does not complete an Hour of Service after the Plan becomes top heavy, shall be determined in accordance with the minimum vesting schedule set forth below, if such schedule would result in a greater percentage of the Accrued Benefit being forfeitable than the vesting provisions set forth in Article VIII:

          Nonforfeitable Percentage
          of Accrued Benefit
          Attributable Years of Service to Company Contributions
          ----------------------------  ------------------------

                     2                        20%
                     3                        40%
                     4                        60%
                     5                        80%
                  6 or more                  100%



For the purposes of the minimum vesting schedule the term "Years of Service" shall include only those years of service required to be counted under Section 411(a) of the Code and shall disregard all years of service permitted to be disregarded under Section 411(a)(4).

     (b) For each Plan Year in which the Plan is "top heavy" the Company Contributions allocated to the Account of a Participant who is not a Key Employee shall equal the lesser of (i) 3% of Compensation for that Plan Year and
(ii) the largest percentage of Compensation allocated to the account of a Participant who is a Key Employee under the Plan for that Plan Year. All Participants who have not terminated employment as of the last day of the Plan Year shall receive the minimum contribution, even if the Participant (i) failed to complete 1,000 Hours of Service during the Plan Year or, (ii) declined to make Deferred Contributions to the Plan, but must be considered a Participant to satisfy the coverage requirements of Section 410(b) of the Code in accordance with Section 401(a)(5) of the Code.


     (c) In the event that the Plan shall be determined to be top-heavy in any Plan Year, the denominators of the defined benefit fraction described in Section
13.1 and the defined contribution fraction described in Section 13.1 shall be l times rather than 1.25 times.


Section 16.6.  Cessation of Top-Heavy Status.  If the Plan ceases to be top-
               -----------------------------
heavy, this Article XVI shall be inoperative with respect to any Plan Year for which the Plan is determined not to be top-heavy. In addition, Section 16.5(a) shall be inoperative, except that the nonforfeitable portion of a Participant's Accrued Benefit shall not be reduced as a result of the Plan ceasing to be top-heavy.


Section 16.7.  Combined Plans.  In the event any Participant in the Plan is also
               --------------
a Participant in a defined benefit plan maintained by the Company during a Plan Year in which both the Plan and the defined benefit plan are top-heavy, the Participant shall receive a minimum accrued benefit under the defined benefit plan and shall not be entitled to any minimum benefit under the defined contribution plan.

                                  ARTICLE XVII
                                    SIGNATURE




     The Plan as herein stated has hereby been approved and adopted to be effective as of the dates set forth herein this February 1, 1995.




                              PRENTICE HALL INC.



                              By:____________________________

                              Title:___________________________

























































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